Exhibit 99.1

Sky Harbour Announces Pricing of its Series 2026 Bonds at 6%; Deal Upsized to $150 million

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home Base Operator (HBO) campuses for business aircraft, announced today that its indirect, wholly-owned subsidiary Sky Harbour Capital III LLC (“SKYH Capital III”) priced its Series 2026 Aviation Facilities Project bonds (the “Series 2026 Bonds”) at a yield of 6.0%. The Series 2026 Bonds were priced at par, carry a 6.0% coupon, and benefit from a mandatory tender on January 1, 2031. The Series 2026 Bonds are proposed to be issued by the Public Finance Authority of Wisconsin, a multi-jurisdictional conduit issuer. Through underwriters Barclays Capital Inc., J.P. Morgan Securities LLC, and Academy Securities, the Series 2026 Bonds received approximately $450 million in orders from 18 institutional fund investors. The transaction was upsized from the original $100 million to $150 million given investor demand. The Series 2026 Bonds are expected to close on February 12, 2026, subject to customary closing conditions.

The proceeds of the Series 2026 Bonds, along with the previously announced $200 million committed Draw Down Facility from J.P. Morgan (the “JPM Facility”), are intended to fund construction projects at Bradley International Airport (BDL), Salt Lake City International Airport (SLC), Orlando Executive Airport (ORL), Hudson Valley Regional Airport (POU), Trenton-Mercer Airport (TTN), Chicago Executive Airport (PWK) and Dulles International Airport (IAD), among other airports. The JPM Facility is expandable to $300 million subject to credit approval. These funding sources are expected to fully fund over 1.2 million rentable square feet of new hangar capacity, for a total of over 2.3 million rentable square feet funded or constructed portfolio-wide.

Tal Keinan, CEO and Chairman, commented: "This transaction is the product of Sky Harbour's deepening partnership with its bond investors. This partnership has become central to the company's growth plan."

Francisco X. Gonzalez, CFO, added: "These subordinated bonds are a milestone in our capital formation strategy, effectively doubling our target return on project equity.

Greenberg Traurig LLP served as Bond and Tax Counsel, Morrison Foerster LLP as corporate counsel, Nixon Peabody LLP as Underwriters’ counsel, Katten Muchin Rosenman LLP as Purchaser’s Counsel, and Lexton Infrastructure Solutions LLC as Financial Advisor.

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our plans for future capital raising activity, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of SHG as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing SHG, see SHG’s annual report on Form 10-K for the year ended December 31, 2024 and other filings SHG makes with the SEC from time to time. SHG’s statements herein speak only as of the date hereof, and SHG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including rentable square feet, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Disclaimer

This Notice does not constitute an offer to sell Series 2026 Bonds or the solicitation of an offer to buy, nor shall there be any sale of the Series 2026 Bonds by any person in any state or other jurisdiction to any person to whom it is unlawful to make such offer, solicitation or sale in such state or jurisdiction. No dealer, broker, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in the Preliminary Limited Offering Memorandum in connection with the contemplated offering of the Series 2026 Bonds, and, if given or made, such information or representation must not be relied upon.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez